Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3ASR (Nos. 333-209385 and 333-209385-01) of Jefferies Group LLC of our report dated January 27, 2017 relating to the financial statements, which appears in this Form 10‑K. We also consent to the incorporation by reference of our report dated January 27, 2017 relating to the financial statement schedules, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
New York, New York
January 26, 2018